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                                                                   Exhibit 10.19





          AMENDED AND RESTATED SHARE REDEMPTION AND PURCHASE AGREEMENT
          ------------------------------------------------------------


                  THIS AMENDED AND RESTATED SHARE REDEMPTION AND PURCHASE AGREEMENT (this "Agreement"), dated as of July 1, 1997, among Conley, Canitano & Associates, Inc., an Ohio corporation ("CCAI"), Joseph Minadeo ("Minadeo"), and Karen Conley, Nicholas A. Canitano ("Nick Canitano"), and Annette Canitano (collectively, the "Management Shareholders") amends and restates in its entirety the Share Redemption and Purchase Agreement, dated July 1, 1997.

                             BACKGROUND INFORMATION
                             ----------------------

                  A. CCAI has 114 common shares, without par value, issued and outstanding (the "CCAI Shares"). Minadeo is the owner of fourteen (14) CCAI Shares (the "Minadeo CCAI Shares").

                  B. Minadeo desires to transfer all of the Minadeo CCAI Shares to CCAI and the Management Shareholders on the terms and conditions herein set forth.

                  C. CCAI will redeem eight (8) of the Minadeo CCAI Shares (the "CCAI Share Redemption") and the Management Shareholders will purchase the remaining six (6) Minadeo CCAI Shares (the "CCAI Share Purchase," and, collectively with the CCAI Share Redemption, the "CCAI Share Transfer").

                  D. Minadeo desires to effect the CCAI Share Transfer despite his knowledge of the Management Shareholders' present intention to (i) effect a sale of all or a majority of the capital stock of CCAI (or substantially all of its assets) to a third party purchaser (a "Sale of the Company"), or (ii) obtain a third party equity investment in CCAI in the form of a leveraged recapitalization or otherwise (a "Recapitalization", and together with a Sale of the Company, the "Change of Control").


                             STATEMENT OF AGREEMENT
                             ----------------------

                  Acknowledging the accuracy of the foregoing Background Information, and subject to the terms and conditions set forth herein, Minadeo, CCAI and the Management Shareholders hereby agree as follows:

                  1. REDEMPTION AND PURCHASE AND SALE OF CERTAIN CCAI SHARES. On the Closing Date (as hereinafter defined), Minadeo will (a) tender to CCAI for redemption, and CCAI will redeem, eight (8) CCAI Shares, and (b) sell to the Management Shareholders, and the Management Shareholders will purchase from Minadeo, six (6) CCAI Shares.

                  2. REDEMPTION PRICE; PURCHASE PRICE. (a) The purchase price to be paid by the Management Shareholders in the


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CCAI Share Purchase, and the redemption price to be paid by CCAI in the CCAI
Share Redemption, will equal $21,428.57 per CCAI Share, or $300,000 in the aggregate, for the Minadeo CCAI Shares (the "CCAI Share Transfer Price").

         (b) The CCAI Share Transfer will be effected by Minadeo's delivery at the Closing of (i) a certificate representing eight (8) Minadeo CCAI Shares to CCAI, (ii) a certificate representing three (3) Minadeo CCAI Share to Nicholas
A. Canitano and Annette M. Canitano, JT TEN, and (iii) a certificate representing three (3) Minadeo CCAI Shares to Karen Conley, in each case duly endorsed in blank for transfer or accompanied by share transfer powers duly endorsed in blank.

         (c) As partial payment of the CCAI Share Transfer Price, and against delivery of the certificates representing the Minadeo CCAI Shares, at the Closing, CCAI and the Management Shareholders will deliver $40,000 and their pro rata share of $20,000, respectively, to Minadeo by wire transfer of immediately available funds to an account designated by Minadeo, or, at Minadeo's election, by certified or bank check.

         (d) The remaining $240,000 of the CCAI Share Transfer Price will be paid in twenty-four (24) equal monthly installments of $10,000 each (the "CCAI Installment Payments") to be paid ($6,667 by CCAI and $3,333 pro rata by the Management Shareholders) to Minadeo on the 30th day of each month commencing on August 30, 1997 by certified or bank check.

         (e) Upon the consummation of any Sale of the Company prior to June 30, 1998, the Management Shareholders (or any third party purchaser, as the case may be) shall pay Minadeo an amount equal to an aggregate of $200,000 in the same form of consideration as paid out in such sale at the time of the closing of such sale. Upon consummation of any Recapitalization prior to June 30, 1998, the Management Shareholders (or any third party investor, as the case may be) shall pay Minadeo an amount equal to an aggregate of $200,000 multiplied by a fraction representing the aggregate fractional interest in CCAI purchased by any third party investor(s) in such Recapitalization at the time of the closing thereof.

         (f) Notwithstanding any other provision of this Agreement, all unpaid CCAI Installment Payments shall be accelerated and shall become immediately due and payable concurrent with the consummation of any Change of Control.

                  3. CLOSING. The closing of the CCAI Share Transfer (the "Closing") will take place at the offices of CCAI at 10:00 a.m. on August 1, 1997 or at such other place and at such other date and time as CCAI, Minadeo and the Management Shareholders may mutually agree (such date and time of the Closing being herein called the "Closing Date").

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                  4. REPRESENTATIONS AND WARRANTIES OF CCAI. CCAI represents and warrants as of the date hereof and as of the Closing Date as follows:

         (a) This Agreement has been duly executed and delivered by CCAI. This Agreement is the legal, valid and binding obligation of CCAI, enforceable against CCAI in accordance with its terms, except as the enforceability hereof may be limited by laws relating to or affecting creditors' rights generally.

         (b) Neither the execution, delivery and performance of this Agreement by CCAI, nor the consummation by it of the CCAI Share Transfer, nor compliance by it with any of the provisions of this Agreement, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, assignment or other instrument or obligation to which CCAI is a party or by which CCAI may be bound, or to which CCAI or the properties or assets of CCAI may be subject or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to CCAI or to the properties or assets of CCAI.

         (c) No notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by CCAI of the CCAI Share Transfer.

                  5. REPRESENTATIONS AND WARRANTIES OF MINADEO. Minadeo represents and warrants as of the date hereof and as of the Closing Date as follows:

         (a) This Agreement has been duly executed and delivered by Minadeo and no other action on his part is necessary to authorize this Agreement and the CCAI Share Transfer.

         (b) Neither the execution, delivery and performance of this Agreement by Minadeo nor the consummation by him of the CCAI Share Transfer, nor compliance by him with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, assignment or other instrument or obligation to which Minadeo is a party or by which Minadeo may be bound, or to which Minadeo or the properties or assets of Minadeo may be subject or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or resolution applicable to him or to his properties or assets.


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         (c) Minadeo has good and unencumbered title to the Minadeo CCAI Shares, and upon the CCAI Share Transfer, CCAI or the Management Shareholders, as the case may be, will acquire and own the Minadeo CCAI Shares, free and clear of all liens, claims, charges, restrictions and encumbrances whatsoever, except those arising under this Agreement.

         (d) Minadeo is a party to no contract or agreement with respect to the Minadeo CCAI Shares other than this Agreement. There are no outstanding options, warrants, puts or calls or preemptive, come-along or tag-along rights with respect to, or rights of first refusal or first offer, or other rights to purchase or otherwise acquire title to, or cause the transfer of, any or all of the Minadeo CCAI Shares or any other rights or restrictions in favor of any third party with respect to the voting of, or transfer of title to, the Minadeo CCAI Shares.

         (e) Minadeo and his representatives, if any, have had a reasonable opportunity to ask questions of, and receive answers from, CCAI and the Management Shareholders (or a person or persons acting on their behalf, as the case may be) concerning the terms and conditions of the CCAI Share Transfer. All such questions have been answered to the full satisfaction of Minadeo. The Management Shareholders have also appraised Minadeo of the details of their efforts to effect a Change of Control which efforts may, if successfully consummated, significantly increase the value of the CCAI Shares in the near future. Minadeo and his representatives, if any, have also had a reasonable opportunity to ask questions of, and receive answers from, CCAI and the Management Shareholders (or a person or persons acting on their behalf, as the case may be) concerning the terms and conditions of any such Change of Control and all such questions have been answered to the full satisfaction of Minadeo.

         (f) No notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Minadeo of the CCAI Share Transfer.

                  6. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SHAREHOLDERS. Each Management Shareholder represents and warrants as of the date hereof and as of the Closing Date as follows:

         (a) This Agreement has been duly executed and delivered by such Management Shareholder and is the legal, valid and binding obligation of such Management Shareholder, enforceable against such shareholder in accordance with its terms, except as enforceability hereof may be limited by laws relating to or affecting creditors' rights generally.

         (b) Neither the execution, delivery and performance of this Agreement by such Management Shareholder, nor the consummation by such Management Shareholder of the CCAI Share Transfer, nor

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compliance by such Management Shareholder with any of the provisions of this
Agreement, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, assignment or other instrument or obligation to which such Management Shareholder is a party or by which such Shareholder may be bound, or to which such Management Shareholder or the properties or assets of such Management Shareholder may be subject or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Management Shareholder or to the properties or assets of such Management Shareholder.

         (c) No notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by such Management Shareholder of the CCAI Share Transfer.

                  7. FURTHER ASSURANCES. From time to time after the execution hereof at the request of any party hereto and without further consideration, any party hereto, as the case may be, will execute and deliver such other and further instruments, and take such other action as any such other party may reasonably request for the more effective consummation of the transactions contemplated hereby.

                  8. GOVERNING LAW. This Agreement shall be governed by the internal substantive laws of the State of Ohio.

                  9. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision thereof.

                  10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                  11. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION. The representations and warranties contained in Sections 4, 5 and 6 of this Agreement will survive the Closing. Each party will indemnify, defend and hold harmless each other party from and against any damages, dues, penalties, fines, costs, amounts paid in settlement, losses and expenses affecting any such other party as a result of or relating to any inaccuracy in any representations or warranties contained in this Agreement;


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provided, however, the amount of such indemnification obligation shall not exceed the CCAI Share Transfer Price.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.




                                        CONLEY, CANITANO & ASSOCIATES, INC.


                                        By: /s/ Nicholas A. Canitano
                                           ------------------------------
                                        Title: President
                                               --------------------------

                                        /s/ Karen Conley
                                        ---------------------------------
                                        Karen Conley

                                        /s/ Nicholas A. Canitano
                                        ---------------------------------
                                        Nicholas A. Canitano

                                        /s/ Annette Canitano
                                        ---------------------------------
                                        Annette Canitano

                                        /s/ Joseph Minadeo
                                        ---------------------------------
                                        Joseph Minadeo